Exhibit 99.1

Majesco Announces Fiscal 2016 Third Quarter Financial Results

Nine-Month Revenue Up 40.7%

Order Backlog up 16.4% Sequentially

Morristown, NJ – January 25, 2016 - Majesco, a global provider of software, consulting and services for insurance business transformation, today announced its financial results for the fiscal 2016 third quarter ended December 31, 2015.

“The fiscal 2016 third quarter demonstrates our continued success executing our growth oriented business plan, as we announced new wins, successful implementations, expanding customer relationships, enhancements to our partner ecosystem, new talent additions, additional product launches, and new product releases,” commented Ketan Mehta, CEO and Co-Founder. “Third quarter revenue increased 37% versus the same period last year, while we successfully grew backlog by 16% over the fiscal 2016 second quarter, demonstrating Majesco’s growing momentum in the marketplace. I am specifically excited about our momentum with tier 1 carriers and cloud, digital and data businesses.

“In line with our strategic plan, we continued to make aggressive investments in R&D and SG&A during the nine-month period, which increased 68% compared to the same period last year. These investments are creating a foundation for accelerating our growth plans in the next two years.”

Financial Highlights

For the third quarter ended December 31, 2015

•	Revenue for the third quarter ended December 31, 2015 increased 37.1% to $29.6 million as compared to $21.6 million in the corresponding quarter of last year. On a sequential basis, third quarter revenue increased 5.0% compared to $28.2 million for the quarter ended September 30, 2015. The growth was primarily driven by favourable momentum in Majesco’s P&C business and new customer wins during the year.

•	Gross profit was $12.6 million or 42.4% of revenue for the three months ended December 31, 2015, compared to $9.6 million or 44.3% of revenue for the quarter ended December 31, 2014. The 190 basis point reduction in gross margin was primarily due to the increase in salaries and wages effective October 1, 2015 for certain employees and a one-time additional cost provision on account of statutory bonuses in India.

•	Research and development expenses were $4.2 million (14.3% of revenue) during the third quarter ended December 31, 2015 as compared to $2.4 million (10.9% of revenue) during the quarter ended December 31, 2014, largely on account of planned product investments in both the P&C and L&A segments.

•	SG&A expenses were $10.6 million (35.8% of revenue) during the third quarter ended December 31, 2015 as compared to $5.1 million (23.6% of revenue) during the quarter ended December 31, 2014. The increased SG&A expense for the fiscal 2016 third quarter was primarily due to the higher cost of the Annual Customer Conference held in October 2015 and the on-boarding cost of outsourced staff of Cover-All in India.

•	Adjusted EBITDA for the third quarter ended December 31, 2015 was a negative of $1.1 million
(-3.7% of revenue) as compared to $2.8 million (13.0% of revenue) during the quarter ended December 31, 2014.

•	Net loss for the quarter ended December 31, 2015 was $1.1 million, or ($0.03) per share as compared to net income of $1.4 million, or $0.04 per diluted share for the quarter ended December 31, 2014.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

For the nine-month period ended December 31, 2015

•	Revenue for the nine-month period ended December 31, 2015 increased 40.7% to $81.0 million as compared to $57.6 million in the corresponding nine-month period last year.

•	Gross profit was $36.0 million or 44.5% of revenue for the nine months ended December 31, 2015, compared to $23.4 million or 40.7% of revenue for the nine months ended December 31, 2014. The 380 basis point improvement in gross margin was primarily due to good revenue momentum in Majesco’s P&C and L&A businesses.

•	Research and development expenses were $11.6 million (14.4% of revenue) for the nine-month period ended December 31, 2015 as compared to $7.9 million (13.7% of revenue) for the corresponding period last year.

•	SG&A expenses were $27.7 million (34.2% of revenue) for the nine-month period ended December 31, 2015 as compared to $15.6 million (27.1% of revenue) for the corresponding period last year.

•	Adjusted EBITDA for the nine-month period ended December 31, 2015 was $0.2 million (0.2% of revenue) as compared to $1.7 million (3.0% of revenue) during the corresponding nine-month period ended December 31, 2014.

•	Net loss for the nine-month period ended December 31, 2015 was $2.0 million, or ($0.06) per share as compared to net income of $0.3 million, or $0.01 per diluted share for the corresponding nine-month period ended December 31, 2014.

Balance Sheet

•	Majesco had cash and cash equivalents of $9.7 million at December 31, 2015, compared to $5.9 million at September 30, 2015.

•	Total debt at December 31, 2015 was $12.0 million, compared to $9.7 million at September 30, 2015. Debt, net of cash, was lower by $1.5 million at $2.3 million as of December 31, 2015.

Operating Highlights

•	The company added four new clients during the quarter and expanded its relationship with existing client accounts that included two tier 1 clients.

•	During the quarter, Maine Mutual Group selected Majesco P&C Suite to replace their core systems as a foundation to transform their business. They selected Majesco Business Analytics to provide their business intelligence and analytics platform. They will deploy the entire solution portfolio on Majesco Cloud.

•	One tier 1 customer went live on the Majesco Digital-Connect platform

•	12-month backlog at December 31, 2015 was $63.0 million as compared to $54.1 million at September 30, 2015 up 16.4% reflecting strong growth momentum.

•	Total employee headcount increased to 2,133 at December 31, 2015 as compared to 2,062 at September 30, 2015.

•	Majesco also announced the additions of Blueprint and Appulate to the company’s partnership ecosystem to strengthen the portfolio offerings to clients.

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2016 third quarter financial results on Tuesday, January 26, 2016 at 8:30 a.m. ET. Anyone interested in participating should call 888-572-7033 if calling from the U.S., or 719-325-2455 if calling internationally. A replay will be available until February 9, 2016, which can be accessed by calling 877-870-5176 within the U.S. and 858-384-5517 if calling internationally. Please use passcode 541700 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/index.php?id=117953.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before one-time non-recurring one-time costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger and an one-time provision for reversal of accrued revenue in respect of a project in the India Asia Pacific geography which could potentially be terminated by a client.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

About Majesco

Majesco enables insurance business transformation for over 146 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-800-249-9540.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the year ended March 31, 2015.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Revenue	$29,625	$21,609	$80,996	$57,565
Cost of revenue	17,068	12,033	44,952	34,123
Gross profit	$12,558	$9,576	$36,045	$23,442

Operating expenses
Research and development expenses	$4,244	$2,366	$11,633	$7,868
Selling, general and administrative expenses	10,602	5,095	27,684	15,575
Restructuring expenses	-	605	465	1,075
Total operating expenses	$14,845	$8,066	$39,781	$24,518
Income/(Loss) from operations	$(2,288)	$1,510	$(3,737)	$(1,076)
Interest income	3	12	13	31
Interest expense	(113)	(33)	(241)	(60)
Other income (expenses),net	(22)	372	353	874
Income /(Loss) before provision for income taxes	$(2,420)	$1,861	$(3,612)	$(231)
(Benefit)/Provision for income taxes	(1,290)	494	(1,588)	(513)
Net Income/(Loss)	$(1,130)	$1,367	$(2,024)	$282
Net Income/(Loss) Attributable to Non-controlling interests	$-	$3	$-	$15
Net Income/(Loss) Attributable to Majesco	$(1,130)	$1,364	$(2,024)	$267

Earnings (Loss) per share:
Basic	$(0.03)	$0.05	$(0.06)	$0.01
Diluted	$(0.03)	$0.05	$(0.06)	$0.01

Weighted average number of common shares outstanding
Basic	36,451,357	30,575,000	34,593,291	30,575,000
Diluted	36,451,357	30,575,000	34,593,291	30,575,000

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	December 31, 2015	March 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,864	$6,262
Short term investments	869	270
Restricted cash	370	305
Accounts receivables, net	13,812	7,758
Unbilled accounts receivable	6,338	5,615
Deferred income tax assets	1,335	2,168
Prepaid expenses and other current assets	3,690	2,911
Total current assets	35,284	25,289
Property and equipment, net	2,160	1,173
Intangible assets, net	10,985	3,434
Deferred income tax assets	4,358	2,182
Other assets	414	271
Goodwill	32,273	14,196
Total Assets	$85,476	$46,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligation	$138	$17
Loan from bank	9,383	1,470
Accounts payable	1,998	442
Accrued expenses and other liabilities
Related Parties	-	3,520
Others	14,601	8,739
Deferred revenue	5,973	4,826
Total current liabilities	32,093	19,014
Capital lease obligation, net of current portion	162	31
Term loan - bank	2,625	3,000
Other	4,498	3,944
Total Liabilities	$39,378	$25,989

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of December 31, 2015 and March 31, 2015, NIL shares issued and outstanding as of December 31, 2015 and March 31, 2015	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of December 31, 2015 and March 31, 2015, 36,451,357 shares issued and outstanding as of December 31, 2015 and 30,575,000 as of March 31, 2015	$73	$61
Additional paid-in capital	68,178	39,049
Accumulated deficit	(22,821)	(20,798)
Accumulated other comprehensive income	(333)	2,244
Total equity of common stockholder	46,998	20,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,476	$46,545

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(U.S. dollars; in thousands):	2015	2014	2015	2014
Net Income (Loss)	$(1,130)	$1,367	$(2,024)	$282

Add:
Provision (benefit) for income taxes	(1,290)	494	(1,588)	(513)
Depreciation and amortization	992	533	2,945	1,599

Interest expense	113	33	241	60

Less:
Interest income	(3)	(12)	(13)	(31)
Other income (expenses), net	22	(372)	(353)	(874)
EBITDA	$(1,296)	$2,043	$(792)	$523

Add:
Restructuring costs	-	605	465	1,075
Stock based compensation	215	151	504	151
Adjusted EBITDA	$(1,081)	$2,799	$177	$1,749

Revenue	29,625	21,609	80,996	57,565
Revenue as % of adjusted EBITDA	-3.65	12.95%	0.22%	3.04%

Majesco and Subsidiaries

Reconciliation of Selected U.S. GAAP Measures to Non-U.S. GAAP Measures

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(U.S. dollars; in thousands):	2015	2014	2015	2014
Net Income (Loss)	$(1,130)	$1,367	$(2,024)	$282

Reorganization Costs(1)	-	605	465	1,075
Total One-Time Costs	$-	605	$465	1,075
Adjusted Net Income	$(1,130)	1,972	$(1,559)	1,357

Adjusted Earnings (Loss) per Common Share:
Basic	$(0.03)	$0.05	$(0.05)	$0.04
Diluted	$(0.03)	$0.05	$(0.05)	$0.04

(1)Costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger.

-7-